Exhibit 3.81

CERTIFICATE OF INCORPORATION

OF

EMBASSY SUITES (ISLA VERDE), INC.

* * * * *

1. The name of the corporation is

EMBASSY SUITES (ISLA VERDE), INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Dollars ($100.00).

5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
M. A. Brzoska	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

K. A. Widdoes	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

L. J. Vitalo	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Raymond E. Schultz	6800 Poplar Avenue Memphis, TN 38119

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

11. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 21st day of December, 1993.

/s/ M. A. Brzoska

/s/ K. A. Widdoes

/s/ L. J. Vitalo

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

EMBASSY SUITES (ISLA VERDE), INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 6/13/1996.

/s/ Ralph B. Lake
RALPH B. LAKE, SR. VICE PRESIDENT

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

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EMBASSY SUITES (ISLA VERDE), INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of EMBASSY SUITES (ISLA VERDE), INC. adopted the following resolution on the 29th day of July, 1999.

Resolved, that the registered office of EMBASSY SUITES (ISLA VERDE), INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, EMBASSY SUITES (ISLA VERDE), INC. has caused this statement to be signed by J. Kendall Huber its Executive Vice President this 23rd day of August, 1999.

/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President

(DEL. - 264 - 6/15/94)

CT System

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is Embassy Suites (Isla Verde), Inc.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Rd., Ste. 400, Wilmington, DE 19808, Newcastle County

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 9/6/00

/s/ Vivien S. Mitchell
Vivien S. Mitchell, Vice President

DE BC D-:COA CERTIFICATE OF CHANGE 01/98 (#163)